                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-12

                    ALLIED RISER COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    ALLIED RISER COMMUNICATIONS CORPORATION
                         1700 PACIFIC AVENUE, SUITE 400
                              DALLAS, TEXAS 75201

                                                                  April 27, 2001

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Allied Riser Communications Corporation, which will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas 75201, on Thursday, June 14, 2001, at 10:00 a.m., Central Daylight Time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We urge you to review carefully the accompanying material. Enclosed with this proxy statement are your proxy card and a copy of the Allied Riser Communications Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares. Stockholders can vote their shares using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the proxy card. Alternatively, you may vote your shares by marking your vote on the proxy card, signing and dating it and mailing it in the envelope provided.

     Certain directors and officers will be present at the meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

                                            Sincerely,

                                        /s/ STEPHEN W. SCHOVEE

                                            STEPHEN W. SCHOVEE
                                            Chairman of the Board

                    ALLIED RISER COMMUNICATIONS CORPORATION
                         1700 PACIFIC AVENUE, SUITE 400
                              DALLAS, TEXAS 75201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allied Riser Communications Corporation (the "Company") will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas 75201, on Thursday, June 14, 2001, at 10:00 a.m., Central Daylight Time for the following purposes:

          (1) to elect two members to our Board of Directors for terms expiring in 2004; and

          (2) to transact such other business as may properly come before the Annual Meeting.

     The close of business on April 16, 2001, has been fixed as the record date for determining the stockholders entitled to participate at the Annual Meeting. Accordingly, stockholders of record at the close of business on April 16, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, STOCKHOLDERS MAY VOTE THEIR SHARES USING THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS, AS DETAILED ON THE PROXY CARD.

                                            By Order of the Board of Directors

                                        /s/ RIED R. ZULAGER

                                            RIED R. ZULAGER
                                            Corporate Secretary

Dallas, Texas
April 27, 2001

                               TABLE OF CONTENTS

SOLICITATION OF PROXIES.....................................     1
  Information about this Proxy Statement....................     1
  Information about Voting..................................     1
  Voting by Telephone or Internet...........................     1
  Voting by Mail............................................     1
  Stockholders Entitled to Vote.............................     2
  Revocation of Proxies.....................................     2
  Required Vote.............................................     2
  Other Matters.............................................     2
  Solicitation of Proxies...................................     2
SOLE PROPOSAL -- ELECTION OF DIRECTORS......................     2
BOARD MEETINGS AND COMMITTEES...............................     4
EXECUTIVE OFFICERS..........................................     5
EXECUTIVE COMPENSATION......................................     6
  Summary Compensation Table................................     6
  Option Grants During Fiscal Year 2000.....................     7
  Fiscal Year-End Option Values.............................     8
  Long Term Incentive Plan Awards During 2000...............     8
  Compensation Committee Interlocks and Insider
     Participation..........................................     9
  Compensation Committee Report on Executive Compensation...     9
  Compensation of Directors.................................    10
  Employment Agreements.....................................    10
  Corporate Performance.....................................    11
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    12
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP.............    12
CERTAIN TRANSACTIONS........................................    14
  Investor Relationships....................................    14
  Director and Stockholder Relationships....................    15
APPOINTMENT OF INDEPENDENT AUDITORS.........................    15
  Fees Billed to the Company by Arthur Andersen LLP.........    15
AUDIT COMMITTEE REPORT......................................    16
ANNUAL REPORT...............................................    16
OTHER MATTERS...............................................    16
STOCKHOLDER PROPOSALS.......................................    17

                    ALLIED RISER COMMUNICATIONS CORPORATION
                         1700 PACIFIC AVENUE, SUITE 400
                              DALLAS, TEXAS 75201

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001
                             ---------------------

     This Proxy Statement is first being mailed by the Board of Directors to stockholders of the Company on or about April 30, 2001 to solicit proxies for use at the Annual Meeting to be held on Thursday, June 14, 2001, at 10:00 a.m., Central Daylight Time at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas 75201, or at any postponements or adjournments of the Annual Meeting.

                            SOLICITATION OF PROXIES

INFORMATION ABOUT THIS PROXY STATEMENT

     We have sent you these proxy materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

INFORMATION ABOUT VOTING

     If you vote by proxy, the individuals named on the enclosed card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director. If you sign and return the card without indicating your instructions, your shares will be voted for the election of each of the nominees for director.

     This proxy solicitation is being made on behalf of the Board of Directors.

VOTING BY TELEPHONE OR INTERNET

     Stockholders of record can simplify their voting and reduce the Company's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the bank or broker; therefore, stockholders should follow the voting instructions on the form they receive from their bank or broker.

     Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The Internet and telephone voting facilities for stockholders of record will close at 4:00 p.m. Eastern Daylight Time on the evening before the Annual Meeting.

VOTING BY MAIL

     Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders as of the close of business on April 16, 2001, are entitled to vote at the Annual Meeting. As of such date, 61,842,089 shares of the Company's common stock were issued and outstanding. Each share of common stock is entitled to one vote.

REVOCATION OF PROXIES

     Your proxy may be revoked at any time before it is exercised by (i) providing written notice of revocation to the Company's Secretary, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote) or
(iii) attending the Annual Meeting and voting in person.

REQUIRED VOTE

     A quorum is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the issued and outstanding shares are present or represented by proxy. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld and broker non-votes are counted as present for establishing a quorum.

     The required vote for any proposal is the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or by proxy and entitled to vote on such question, voting as a single class. For this purpose, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be counted as a vote either for or against the proposal and will not be counted in determining the number of shares entitled to vote on the proposal.

     A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business in addition to the proposals discussed in this proxy statement may be transacted at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

SOLICITATION OF PROXIES

     We will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock. In addition to using the mails, the Company's officers, employees or agents may also solicit proxies in person or by telephone, facsimile or by other means of electronic communications, but they will not be specifically compensated for such services.

                     SOLE PROPOSAL -- ELECTION OF DIRECTORS

     The Board is presently comprised of four members. The Board is divided into three classes, with one class consisting of two directors and two classes each consisting of one director. Members of each class of directors generally serve for a term of three years. Directors serve until the Annual Meeting of stockholders in the year in which their term expires or until a successor is elected and qualified.

     Each of the directors in the class whose term of office expires in 2001, Gerald K. Dinsmore and R. David Spreng, has been nominated by the Board for election at the Annual Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of stockholders in 2004 or until his successor is elected and qualified.

     The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, your proxies have discretionary authority to vote the proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                  YEAR TERM
NAME                          AGE             POSITION             EXPIRES    COMMITTEE MEMBERSHIP
----                          ---             --------            ---------   --------------------
NOMINEES FOR A THREE-YEAR
  TERM ENDING IN 2004:
  Gerald K. Dinsmore........  52    Chief executive officer,        2001
                                      president and director
  R. David Spreng...........  39    Director                        2001      Audit; Nominating
CONTINUING DIRECTORS:
  Stephen W. Schovee........  41    Director and chairman of the    2002      Audit; Compensation;
                                      board                                     Finance
  Blair P. Whitaker.........  39    Director                        2003      Audit; Compensation;
                                                                                Nominating

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR BOTH OF THE NOMINEES.

     Set forth below is certain information with respect to our directors:

     Gerald K. Dinsmore has served as the chief executive officer and as a director of the Company since October 2000. Mr. Dinsmore also serves as the Company's president. From August 1999 until September 2000, Mr. Dinsmore served as president, chief executive officer and director of Jato Communications Corp., a provider of high speed Internet and Web-enabled services. On March 21, 2001, certain creditors of Jato filed an involuntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. Prior to joining Jato, Mr. Dinsmore served as President -- Business Development and Integration of GTE (now known as Verizon Communications) from June 1997 to January 1999. Mr. Dinsmore served as Senior Vice President of Finance, Strategy and Technology Planning of GTE from 1993 to June 1997.

     Stephen W. Schovee was elected to the board of directors of the Company in December 1998 and currently serves as its chairman. Since August 1995, Mr. Schovee has been a managing member of Telecom Management L.L.C. Since October 1997 Mr. Schovee has been a managing member of Telecom Management II, L.L.C., the General Partner of Telecom Partners II L.P. Mr. Schovee was the chief executive officer of OneComm from August 1992 until August 1995, when it merged with Nextel Communications, Inc.

     R. David Spreng was elected to the Company's board of directors in December 1998. Since September 1998, Mr. Spreng has been the managing general partner of Crescendo Ventures. From March 1993 until September 1998, Mr. Spreng was president of IAI Ventures, Crescendo's predecessor, which he founded. Mr. Spreng serves on the boards of CoSine Communications, Inc., Tut Systems, Inc. and Oplink Communications, Inc.

     Blair P. Whitaker was elected to the board of directors of the Company in December 1998. Since October 1997, Mr. Whitaker has been a general partner at Norwest Venture Partners VII, LP. From January 1996 until October 1997, Mr. Whitaker was chief financial officer and vice president for business development of Exactis.Com. From August 1990 until December 1995, he was a vice president at the Centennial Funds, Language Technology and Massachusetts Institute of Technology.

                         BOARD MEETINGS AND COMMITTEES

     During fiscal year 2000, the Board held 14 meetings. In addition to meetings of the full Board, directors attended meetings of individual Board committee meetings. All incumbent directors attended at least 75% of all Board and applicable committee meetings, except for Mr. Spreng who attended fewer than 75% of the Board meetings. Additionally, Mr. Dinsmore missed the November 29, 2000, Board meeting, one of two Board meetings held in 2000 during his tenure as a director and therefore attended fewer than 75% of the applicable Board meetings. The sole issue before the Board at the November 29, 2000, meeting dealt with the form of payment of the interest owing on the Company's convertible subordinated notes. Although Mr. Dinsmore was not present at this meeting, he had been advised of the matter to be considered by the Board.

     Our Board had four standing committees in fiscal year 2000.

     - The Audit Committee monitors the Company's financial reporting, internal accounting controls and internal and third-party audits, reviews and approves material accounting policy changes and transactions between the Company and its officers and directors, recommends the engagement of independent auditors and reports its findings and recommendations to the Board for appropriate action. The Committee may perform other duties upon request of the Board. Committee members are R. David Spreng, Stephen W. Schovee, Blair P. Whitaker (Chairman) and, prior to his resignation in October 2000, Jeffrey Weitzen, all of whom are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. During fiscal year 2000, the Audit Committee met four times. The report by the Audit Committee appears elsewhere in this proxy statement. The written charter for the Audit Committee was adopted by the Board on June 9, 2000, and is attached as Appendix A to this proxy statement.

     - The Compensation Committee, composed entirely of outside directors, reviews and approves compensation and benefits paid to executive officers and key employees of the Company. In addition, the Committee administers the compensation plans, including the 1999 Amended and Restated Stock Option and Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option and Equity Incentive Plan. The report by the Compensation Committee appears elsewhere in this proxy statement. Committee members are Stephen W. Schovee (Chairman), Blair P. Whitaker and, prior to their resignations in October 2000 and April 2001, respectively, Mary A. Wilderotter and William T. White. During fiscal year 2000, the Compensation Committee met seven times.

     - The Finance Committee reviews the engagement of financial advisers, reviews recommendations by financial advisors and investment banks, considers and approves matters related to the Company's capital raising activities (including the issuance of stock), and has the authority to approve merger and acquisition transactions valued up to $10,000,000 (including the issuance of stock). Stephen W. Schovee is the sole member of the Committee due to the resignations of William T. White in April 2001 and William J. Elsner in April 2000. During fiscal year 2000, the Finance Committee met three times.

     - The Nominating Committee is authorized to recommend candidates for officer positions and to make recommendations with respect to candidates for election to the Board and to Board Committees. The Committee will consider nominees for election recommended by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary with a suitable description of the nominee, the nominees qualifications, the nominating stockholder, and any arrangement between the nominating stockholder and the nominee, a statement that the nominating stockholder will be present, in person or by proxy, and any other information required to be disclosed in connection with solicitation of proxies for election of directors. In addition, the stockholder's nomination notice must be timely. See page 17 for additional information on the notice requirements for stockholder proposals. Committee members are R. David Spreng (Chairman), Blair P. Whitaker and, prior to his resignation in September 2000, John H. Davis. During fiscal year 2000, the Board performed the functions of the Nominating Committee, and the Nominating Committee did not meet formally.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers as of April 24, 2001.

NAME                                        AGE                    POSITIONS
----                                        ---                    ---------
EXECUTIVE OFFICERS:
Gerald K. Dinsmore........................  52    Chief executive officer, president and
                                                  director
Michael R. Carper.........................  39    Senior vice president and general counsel
Quentin E. Bredeweg.......................  44    Senior vice president of finance and chief
                                                    financial officer
Terri L. Compton..........................  44    Chief operating officer

     Information concerning the business experience of Mr. Dinsmore is provided under the caption "Election of Directors" beginning on page 2.

     Quentin E. Bredeweg has served as senior vice president of finance since January 2001 and as chief financial officer from April 2001. Prior to joining the Company, Mr. Bredeweg served as Vice President -- Regulatory, GTE, from June 1997 to August 2000. From March 1996 to June 1997, Mr. Bredeweg served as Vice President -- Regulatory, GTE Card Services. Prior to that position, Mr. Bredeweg served GTE as Assistant Vice President -- Strategic Initiatives.

     Michael R. Carper has served as senior vice president and general counsel since June 1999. From August 1995 to June 1999, Mr. Carper was assistant general counsel and assistant secretary of Nextel Communications. From August 1993 until July 1995, Mr. Carper was vice president and general counsel of OneComm Communications, which merged with Nextel. Prior to August 1993, Mr. Carper worked for Jones, Day, Reavis & Pogue, an international law firm, in its communications practice area.

     Terri L. Compton has served as chief operating officer since November 2000. From December 1999 to November 2000 she served Jato Communications in various capacities including Senior Vice President, Market Operations and Chief Operating Officer. On March 21, 2001, certain creditors of Jato filed an involuntary petition for bankruptcy under Chapter 7 of the Bankruptcy Code. From September 1998 until December 1999 Ms. Compton served as Vice
President -- Strategic Planning and Business Development/ National of GTE. From June 1996 until September 1998, Ms. Compton served as GTE's Vice
President -- Business Development, National. From March 1978 until June 1996, Ms. Compton served in various capacities at GTE.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the last three fiscal years, certain information regarding compensation paid or accrued for the benefit of each of the individuals who served as chief executive officer of the Company during 2000, each of the three most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2000, and two former executive officers who were not serving as an executive officer at December 31, 2000, but who were among the most highly compensated executive officers of the Company during 2000 (the "named executives"). The aggregate amount of perquisites and other personal benefits provided to each officer listed below is less than 10% of the total annual salary and bonus of that officer.

                                                                                    LONG-TERM COMPENSATION
                                                                                            AWARDS
                                                                                  ---------------------------
                                                   ANNUAL COMPENSATION                            SECURITIES     ALL OTHER
                                 FISCAL   -------------------------------------                   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)(1)   OTHER($)(5)   AWARDS($)(2)   OPTIONS/SARS      ($)(4)
---------------------------      ------   ---------   -----------   -----------   ------------   ------------   ------------
David H. Crawford(3)...........   2000    $260,769     $200,000            --           --          200,000       $624,916
  Chief Executive Officer         1999     229,231      200,000            --           --          200,000            407
                                  1998     104,077       50,000            --         $936               --             --
Gerald K. Dinsmore(3)..........   2000    $ 55,384           --            --           --        1,000,000       $    587
  Chief Executive Officer
John M. Todd(3)................   2000    $182,692           --            --           --               --       $ 63,557
  Chief Operating Officer         1999     149,135     $200,000            --         $700          133,333            471
                                  1998          --           --            --           --               --             --
Terri L. Compton(3)............   2000    $ 37,211     $  4,821       $ 4,387           --          400,000       $    125
  Chief Operating Officer
John H. Davis(3)...............   2000    $146,154           --            --           --               --       $ 53,267
  Chief Technology officer        1999     100,000     $ 96,667            --         $400               --          5,058
                                  1998          --           --            --          100               --             --
Todd C. Doshier(3).............   2000    $220,000           --            --           --          100,000       $    658
  Senior Vice President and       1999     200,000     $140,000            --           --           66,667             --
  Chief Financial Officer         1998     168,115       45,000            --         $926               --             --
Michael R. Carper(3)...........   2000    $215,000     $ 55,493       $46,453           --          330,000       $    643
  Senior Vice President and       1999     118,462      176,741            --         $400               --            208
  General Counsel                 1998          --           --            --           --               --             --

---------------

(1) These amounts include bonuses for the corresponding fiscal years that were paid subsequent to the stated calendar year end. For Ms. Compton and Mr. Carper, the amounts include bonuses paid in common stock of 1,102 shares and 12,684 shares, respectively, valued at $2,824 and $32,503, respectively, on the date of issuance, February 20, 2001.

(2) At December 31, 2000, the aggregate number of shares of restricted stock held by each of the named executives and the aggregate value thereof (based on the closing market price of the common stock on December 29, 2000, and net of the consideration paid by the named executive) were as follows: Mr.
    Crawford: 623,737 shares, $1,266,030; Mr. Todd 275,000 shares, $558,181; Mr.
    Davis 268,334 shares, $544,650; Mr. Doshier 617,094 shares, $1,252,546; and
    Mr. Carper 266,667 shares, $541,267. During 1998, Mr. Crawford was awarded 623,737 shares of restricted stock, 207,912 of which vested upon grant; Mr. Davis was awarded 66,667 shares of restricted stock, 6,667 of which vested upon grant; and Mr. Doshier was awarded 617,094 shares of restricted stock, 275,879 of which vested upon grant. The restrictions on the remainder of these shares lapse as to 2.0833% of the shares monthly commencing the month after the date of grant, except as noted below with respect to former employees. During 1999, Mr. Todd was awarded 466,666 shares of restricted stock, 93,333 of which vested upon grant; Mr. Davis was awarded 266,667 shares of restricted stock, 26,667 of which vested upon grant; and Mr. Carper was awarded 266,667 shares of restricted stock, 33,333 of which vested upon grant. The restrictions on the remainder of these shares lapse as to 2.0833% of the shares monthly commencing the month after the date of grant, except as noted below with respect to former employees. Dividends may be paid on the shares of restricted stock held by the named executives. At December 31, 2000, Messrs. Crawford, Todd and Davis were vested in an aggregate of 623,737, 275,000 and 268,334 restricted shares, respectively, pursuant to the terms of their severance and/or employment agreements. In addition, the Company repurchased 191,666 and 65,000 restricted shares from Messrs. Todd and Davis, respectively, pursuant to the terms of their subscription agreements.

(3) Mr. Crawford commenced his employment with Allied Riser in July 1998 and resigned in October 2000, Mr. Todd commenced his employment in May 1999 and resigned in September 2000, Mr. Davis commenced his employment in July 1999 and resigned in September 2000, Mr. Doshier commenced his employment in May 1997 and resigned April 2, 2001, Mr. Carper commenced his employment in June 1999 and Mr. Dinsmore and Ms. Compton commenced their employment in October 2000.

(4) With the exception of Messrs. Crawford, Todd and Davis, these amounts represent the dollar value of insurance premiums paid by, or on behalf of the Company, during fiscal years 1999 and 2000 with respect to term life insurance for the benefit of the executive officer. Mr. Crawford was paid a severance amount of $600,000, minus applicable deductions, upon his resignation in October 2000. Term life insurance premiums in the amount of $1,020 were also paid on behalf of Mr. Crawford. Messrs. Todd and Davis received severance payments in the amounts of $62,500 and $50,000, respectively, and term life insurance premiums in the amounts of $1,057 and $3,267, respectively, were paid on their behalf.

(5) Mr. Carper and Ms. Compton received cash payments in the amounts of $46,453 and $4,387, respectively, for the payment of taxes.

OPTION GRANTS DURING FISCAL YEAR 2000

     The following table provides information related to options granted to the named executives during fiscal year 2000.

                             INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                       -----------------------------                              VALUE AT ASSUMED ANNUAL
                         NUMBER OF       % OF TOTAL                                RATES OF STOCK PRICE
                        SECURITIES        OPTIONS                                    APPRECIATION FOR
                        UNDERLYING       GRANTED TO    EXERCISE OF                    OPTION TERM(1)
                          OPTIONS       EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                   GRANTED(#)(2)    FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
----                   -------------    ------------   -----------   ----------   ----------   ----------
David H. Crawford....      200,000           2.0%       $18.00000      6/12/10    2,264,021    5,737,473
Gerald K. Dinsmore...    1,000,000          11.0%       $ 4.90625     10/25/10    3,085,514    7,819,299
John M. Todd.........           --            --               --           --           --           --
John H. Davis........           --            --               --           --           --           --
Todd C. Doshier......      100,000           1.0%       $18.00000      6/12/10    1,132,010    2,868,736
Michael R. Carper....      150,000(3)        3.0%       $18.00000      6/12/10    1,698,015    4,303,105
                           150,000(4)                   $ 2.75000     10/26/10      259,419      657,419
                            15,000(5)                   $ 2.75000     10/26/10       25,942       65,742
                            15,000(6)                   $ 2.75000     10/26/10       25,942       65,742
Terri L. Compton.....      400,000           4.0%       $ 3.18750     10/31/10      801,841    2,032,022

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended to forecast possible future appreciation of the price of the common stock.

(2) With the exception of certain stock options granted to Mr. Carper, stock options become exercisable or vest with respect to 1/48th of the shares covered thereby each month, commencing the month following the grant thereof. All of Mr. Crawford's options terminated on January 11, 2001.

(3) Granted on June 12, 2000, and vesting with respect to 1/48th of the shares covered thereby each month, commencing on the month following the grant thereof.

(4) Granted on October 27, 2000, 4,167 of which became fully exercisable on April 27, 2001, and the remainder of which vest monthly in increments of 1/36th through October 27, 2003.

(5) Granted on October 27, 2001, and became fully exercisable on February 13, 2001.

(6) Granted on October 27, 2001, vesting in its entirety on May 13, 2001.

FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the number and value of options held at fiscal year-end by the named executives. The Company does not have any outstanding stock appreciation rights.

                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                              OPTIONS AT FY-END(#)           AT FY-END($)(1)
                                            -------------------------   -------------------------
NAME                                        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                        -------------------------   -------------------------
David H. Crawford(2)......................    400,000/      0             0      /      0
Gerald K. Dinsmore........................    41,667 /958,333             0      /      0
John M. Todd..............................    --     /     --             --     /     --
John H. Davis.............................    --     /     --             --     /     --
Todd C. Doshier...........................    33,333 /133,334             0      /      0
Michael R. Carper.........................    18,750 /311,250             0      /      0
Terri L. Compton..........................    16,667 /383,333             0      /      0

---------------

(1) In-the-money options are options having a per share exercise price below the closing price of shares of common stock on the Nasdaq National Market on December 29, 2000, the last trading day in fiscal year 2000. The dollar amounts shown represent the amount by which the product of such closing price and the number of shares purchasable upon the exercise of such in-the-money options exceeds the aggregate exercise price payable upon such exercise.

(2) All of Mr. Crawford's options terminated on January 11, 2001.

LONG TERM INCENTIVE PLAN AWARDS DURING 2000

                                              PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                              NUMBER OF        OR OTHER         NON-STOCK PRICE-BASED PLANS
                            SHARES, UNITS    PERIOD UNTIL    ---------------------------------
                               OR OTHER      MATURATION OR   THRESHOLD    TARGET      MAXIMUM
NAME                          RIGHTS(#)         PAYOUT       ($ OR #)    ($ OR #)    ($ OR #)
----                        --------------   -------------   ---------   ---------   ---------
David H. Crawford.........           --              --             --          --          --
Gerald K. Dinsmore(1).....    1,000,000        10/25/04      1,000,000   1,000,000   1,000,000
John M. Todd..............           --              --             --          --          --
John H. Davis.............           --              --             --          --          --
Todd C. Doshier...........           --              --             --          --          --
Michael R. Carper.........           --              --             --          --          --
Teri L. Compton(1)........      200,000        10/31/04        200,000     200,000     200,000

---------------

(1) Mr. Dinsmore was granted 1,000,000 deferred stock units in October 2000. Ms. Compton was granted 200,000 deferred stock units in October 2000. The deferred stock units will be settled in shares of the Company's common stock on a one-for-one basis when the deferred stock units for each of Mr. Dinsmore and Ms. Compton vest in full on October 25, 2004, and October 31, 2004, respectively. The deferred stock units may vest upon certain triggering events (subject in some cases to the Compensation Committee's discretion) and may be forfeited upon the occurrence of certain events. There is no conversion or exercise price applicable to the deferred stock units. The recipient does not have any right to vote any of the shares underlying the deferred stock units. The Compensation Committee may authorize the payment of dividend equivalents on the deferred stock units in cash or additional shares of common stock on a current, deferred or contingent basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For 2000, the members of the Compensation Committee were Messrs. Schovee, Whitaker and White and, until her resignation in October 2000, Ms. Wilderotter. Mr. White resigned in April 2001. None of these members were an officer or employee of the Company. Although Mr. Schovee is affiliated with an entity that has previously controlled more than ten percent of the Company's outstanding common stock, the Board of Directors has considered this relationship and has determined that it does not interfere with the ability of Mr. Schovee to use independent judgment in the exercise of his duties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Generally

     The Company's compensation program is designed to enable it to recruit, retain and motivate a talented and diverse group of executives. The Company offers compensation packages comprised of a mix of base salary, annual cash bonus awards, stock option grants and deferred stock units.

  Determination of Compensation

     Salary ranges for the CEO and other executives is based on an individual's experience and prior performance as well as the Company's operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives are evaluated by the Compensation Committee on a subjective basis and no particular weight is given to any particular factor.

     To provide financial incentives to the CEO and the other executive officers, the amount of annual bonus is tied to the attainment of certain financial and performance objectives that may vary from individual to individual. Each participating executive is entitled to a bonus equal to a certain percentage of that executive's salary based upon the attainment of such objectives.

     Additionally, the Compensation Committee has the discretion to award stock options or other incentive awards to the CEO and the other executive officers. These awards, which are intended as incentives for future performance, are based on the analysis of awards made to similarly situated executives at comparable public companies as well as on the subjective assessment by each committee member of an executive's performance during the year.

     All Company executives also participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

  Performance Evaluation

     As described above, the Compensation Committee annually reviews the compensation for the Company's CEO and each executive officer and determines the compensation for each executive based upon the executive's performance, the Company's attainment of certain financial and strategic objectives and other factors.

     This report is submitted by the members of the Compensation Committee during fiscal year 2000.

                                            THE COMPENSATION COMMITTEE OF THE
                                            BOARD

                                            Stephen W. Schovee (Chairman)
                                            Blair P. Whitaker

COMPENSATION OF DIRECTORS

     Directors who are employees do not receive cash fees for serving as directors. Our outside directors are not currently compensated for attending meetings. The Company reimburses directors for out-of-pocket expenses incurred in connection with attendance at meetings. Each of the Company's 1999 Amended and Restated Stock Option and Equity Incentive Plan and 2000 Stock Option and Equity Incentive Plan permits grants and awards to directors.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with each of Mr. Dinsmore, Mr. Bredeweg, Ms. Compton and Mr. Carper. These employment agreements do not set salary or bonus compensation, but provide for full accelerated vesting of restricted shares and stock options in the event of a qualifying business combination transaction. The agreements also provide for severance payments equal to six months salary and partial accelerated vesting of restricted shares and stock options upon termination of the employee's employment without cause. The agreements also impose non-competition and non-solicitation obligations on these employees for a period of two years following their employment.

     The Company has employment agreements with employees at the vice president level. These employment agreements do not set salary or bonus compensation, but provide for full accelerated vesting of restricted shares and stock options in the event of both a qualifying business combination transaction and termination of the employee's employment under certain circumstances. The agreements also provide for severance payments equal to three months salary and partial accelerated vesting of restricted shares and stock options upon termination of the employee's employment without cause. The agreements also impose non-competition and non-solicitation obligations on these employees for a period of one year following their employment.

CORPORATE PERFORMANCE

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG ALLIED RISER COMMUNICATIONS CORPORATION,
           THE S&P 500 INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP

                                    (GRAPH)

* $100 invested on 10/29/99 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

---------------------------------------------------------------------------------
                                        10/29/99     12/99      6/00       12/00
---------------------------------------------------------------------------------
 Allied Riser Communications
  Corporation                            100.00     114.93      78.47      11.28
 S & P 500                               100.00     108.04     107.58      98.20
 New Peer Group                          100.00     129.28      86.89      32.67
 Old Peer Group                          100.00     136.22      98.24      29.22

     The corporate performance graph covers the period commencing on October 29, 1999 (the date of our initial public offering), and ending on December 31, 2000. The Company included Rhythms Net Connections, Inc., XO Communications Inc., NorthPoint Communications Group Inc., Winstar Communications Inc. and Cypress Communications, Inc. in its peer issuer comparison revising the index from that contained in its proxy statement for fiscal year 1999 to replace PSINET INC., with Cypress Communications as Cypress was determined to more accurately reflect the Company's peer group. Additionally, in April 2001, both NorthPoint and Winstar sought protection under Chapter 11 of the U.S. Bankruptcy Code.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by the Company with respect to fiscal year 2000, we have determined that Michael R. Carper was late in filing a Form 5 due on February 14, 2001, by filing on February 28, 2001.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of April 24, 2001, regarding the beneficial ownership of common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director of the Company, each of the individuals who served as chief executive officer of the Company in 2000 and each of the executive officers named in the executive compensation tables, and all directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is based on 61,840,007 shares of common stock outstanding as of April 24, 2001.

                                                               AMOUNT AND
                                                               NATURE OF
NAME OF BENEFICIAL OWNER OR                                    BENEFICIAL    PERCENT
NUMBER OF PERSONS IN GROUP                                    OWNERSHIP(1)   OF CLASS
---------------------------                                   ------------   --------
EGI-ARC Investors(2)
  3735 Howard Hughes Parkway
  Suite 200
  Las Vegas, Nevada 89109...................................   5,943,799       9.6%
Telecom Partners II(3)
  4600 South Syracuse
  Suite 1000
  Denver, Colorado 80237....................................   5,854,227       9.5%
Crescendo(4)
  c/o Crescendo Venture Management
  800 LaSalle Avenue, Suite 2250
  Minneapolis, Minnesota 55402..............................   5,165,495       8.4%
Norwest Venture Partners VII, LP
  245 Lytton Ave., Suite 250
  Palo Alto, California 94301...............................   5,165,494       8.4%
The Goldman Sachs Group, Inc.(5)
  85 Broad Street
  New York, New York 10004..................................   4,805,292       7.8%
David H. Crawford(6)........................................     623,737       1.0%
John M. Todd(6).............................................     275,000         *
John H. Davis(6)............................................     268,334         *
Todd C. Doshier(6)(7).......................................     783,761       1.3%
Michael R. Carper(6)(8).....................................     348,934         *
Stephen W. Schovee(9).......................................       3,299         *
R. David Spreng(10).........................................      13,299         *
Blair P. Whitaker(11).......................................       3,299         *
Gerald K. Dinsmore(12)......................................     166,667         *
Terri L. Compton(6)(13).....................................      59,435         *
Quentin E. Bredeweg.........................................          --         *
All executive officers and directors as a Group (11
  persons)..................................................   2,545,765       4.1%

---------------

  *  Less than 1%

 (1) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 24, 2001, by the person indicated and shares underlying options owned by such person on April 24, 2001, that were exercisable within 60 days of that date.

 (2) Based on a report on Schedule 13G/A filed on February 14, 2001, by EGI-ARC Investors, L.L.C. EGI-ARC Investors is controlled by Samuel Zell, a Chicago-based investor who is chairman of Equity Group Investors, L.L.C. EGI-ARC Investors has sole voting and investment power over all shares reported as beneficially owned. The foregoing information has been included in reliance upon, and without independent verification of, the disclosures contained in the above-referenced report on Schedule 13G/A.

 (3) Based on a report on Schedule 13G/A filed on February 14, 2001, by Telecom Partners II, L.P., its general partner Telecom Management II, L.L.C., Mr. Stephen W. Schovee, a director of the Company and a managing member of Telecom Management II, and Mr. William J. Elsner, a former director of the Company and a managing member of Telecom Management II. According to the
     Schedule 13G, (a) each of Telecom Partners II and Telecom Management II has sole voting and investment power with respect to all shares reported as beneficially owned and (b) Mr. Schovee has shared voting and investment power with respect to those shares. The foregoing information has been included in reliance upon, and without independent verification of, the disclosures contained in the above-referenced report on Schedule 13G/A.

 (4) Based on a report on Schedule 13G filed on February 14, 2001, the shares beneficially owned by the Crescendo affiliates are held as follows: (a) each of Crescendo World Fund, LLC and Crescendo Ventures -- World Fund, LLC has shared voting and investment power as to 985,887 of such shares; (b) Eagle Venture WF, LLC has shared voting and investment power as to 47,213 of such shares; each of Crescendo III, L.P. and Crescendo Ventures III, LLC has shared voting and investment power with respect to 3,934,421 of such shares; each of Crescendo III Executive Fund, L.P. and Crescendo Ventures III has shared voting and investment power with respect 116,851 of such shares; and each of Crescendo III GbR, LLC and Crescendo Ventures III has shared voting and investment power with respect to 81,123 of such shares. The foregoing information has been included in reliance upon, and without independent verification of, the disclosures contained in the above-referenced report on Schedule 13G.

 (5) Based on a report on Schedule 13G/A filed on February 13, 2001, by Goldman, Sachs & Co., The Goldman Sachs Group, Inc., GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., GS Capital Partners III Germany Civil Law Partnership, GS Advisors III, L.L.C., Goldman, Sachs & Co. oHG, Whitehall Street Real Estate Limited Partnership XI and WH Advisors, L.L.C.
     XI. According to the Schedule 13G/A, (a) each of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. has shared voting and investment power with respect to all shares reported as beneficially owned, (b) each of Whitehall Street Real Estate Limited Partnership XI and WH Advisors, L.L.C. XI has shared voting and investment power with respect to 1,743,653 of such shares, (c) GS Advisors III, L.L.C. has shared voting and investment power with respect to 1,682,689 of such shares, (d) GS Capital Partners III, L.P. has shared voting and investment power with respect to 1,319,897 of such shares, (e) GS Capital Partners III Offshore, L.P. has shared voting and investment power with respect to 362,792 of such shares, and (f) each of GS Capital Partners III Germany Civil Law Partnership and Goldman, Sachs & Co. oHG has shared voting and investment power with respect to 60,964 of such shares. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaim beneficial ownership of the securities beneficially owned by (x) any client accounts with respect to which Goldman, Sachs & Co. or employees of Goldman Sachs having voting or investment discretion, or both and (y) certain investment entities, of which a subsidiary of The Goldman Sachs Group, Inc. or Goldman, Sachs & Co. is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than The Goldman Sachs Group, Inc., Goldman, Sachs & Co. or their affiliates. The foregoing information has been included in reliance upon, and without independent verification of, the disclosures contained in the above-referenced report on Schedule 13G/A.

 (6) Includes shares of restricted stock which are now fully vested as follows:
     Mr. Crawford, 623,737 shares; Mr. Todd, 275,000 shares; Mr. Davis, 268,334 shares; and Mr. Doshier, 617,094 shares. Includes 266,667 shares of restricted stock issued to Carper as to which the restrictions have not lapsed. See "Summary Compensation Table." Includes 12,684 and 1,102 shares of unrestricted stock that were awarded to Mr. Carper and Ms. Compton, respectively, in the first quarter of 2001. Each of the preceding persons has sole voting and investment power with respect to the shares that he or she owns.

 (7) Includes 166,667 shares underlying currently exercisable options.

 (8) Includes 69,583 shares underlying currently exercisable options.

 (9) Excludes 5,854,227 shares of common stock beneficially owned by Telecom Partners II. See Note (3) above. Mr. Schovee has disclaimed beneficial ownership of these shares.

(10) Excludes 5,165,495 shares of common stock beneficially owned by Crescendo of which Mr. Spreng is the managing partner. See Note (4) above. Mr. Spreng has disclaimed beneficial ownership of these shares.

(11) Excludes 5,162,494 shares of common stock beneficially owned by Norwest of which Mr. Whitaker is the general partner. Mr. Whitaker has disclaimed beneficial ownership with respect to these shares.

(12) Includes 166,667 shares underlying currently exercisable options.

(13) Includes 58,333 shares underlying currently exercisable options.

                              CERTAIN TRANSACTIONS

INVESTOR RELATIONSHIPS

     Samuel Zell and his affiliates own an interest in and or control a number of entities with which the Company has entered into contractual or other relationships. EGI-ARC Investors is a limited liability company whose managing member is controlled by Mr. Zell. Affiliates of Mr. Zell have substantial economic interests in EGI-ARC. As an investor, EGI-ARC has a substantial equity interest in the Company. Through EGI-ARC, Mr. Zell may be deemed to beneficially own 5,943,799 shares of the Company's common stock as of April 24, 2001. Mr. Zell is the chairman of the board of trustees of Equity Office Properties which, as of April 24, 2001, owned 2,706,966 shares of the Company's common stock. Mr. Zell disclaims beneficial ownership of these shares.

     Mr. Zell is chairman of the board of trustees of Equity Office Properties Trust, a publicly held real estate investment trust. As of December 31, 2000, the Company had license agreements with Equity Office Properties covering the installation of fiber-optic networks in 350 buildings. In addition, the Company has negotiated an agreement with Equity Office Properties which would cover these and additional buildings. Total license fees paid to Equity Office Properties under the existing license agreements were approximately $560,000 during 2000.

     The Company currently leases approximately 48,980 square feet of office space from Equity Office. Rent payments to Equity Office for this space were approximately $1,536,000 during 2000.

     Affiliates of Mr. Zell are significant stockholders of Anixter International. Anixter is a supplier of wiring systems, networking, and Internet working products for voice, data and video networks. Mr. Zell also serves as chairman of Anixter. Anixter supplies the Company with a portion of its fiber-optic cable requirements and other materials used in the installation of its networks. For the year ended December 31, 2000, the Company paid Anixter approximately $8,809,000 for such supplies.

     Stephen W. Schovee is the managing member of Telecom Partners Resources, L.L.C. During 2000, Telecom Partners Resources purchased Internet and conference services from the Company in the amount of approximately $22,200.

     The Board believes that these transactions were negotiated on market-based terms and all material transactions with Mr. Zell have been approved by the Board. The Company's current policy is to obtain the approval of the Board with respect to any transaction involving affiliates.

DIRECTOR AND STOCKHOLDER RELATIONSHIPS

     In addition to serving as members of the Board, Mr. Schovee and Mr. Spreng each serve as directors of other communications companies and other private companies. As a result of these additional directorships, Mr. Schovee and Mr. Spreng may be subject to conflicts of interest during their tenure as directors of the Company. Because of these potential conflicts, Mr. Schovee and Mr. Spreng may be required, from time to time, to disclose certain financial or business opportunities to the Company and to the other companies to which they owe fiduciary duties. However, the Company does not believe these conflicts of interest will be a detriment to the Company's growth or ability to operate its business. Currently, the Company does not have any standard procedures for resolving potential conflicts of interest relating to corporate opportunities or otherwise.

     Certain of the Company's directors are affiliated with the Company's principal stockholders. Mr. Whitaker is a general partner of Norwest Venture Partners VII, LP. Mr. Spreng is a managing partner of Crescendo Ventures. Mr. Schovee is a managing member of Telecom Management II, the general partner of Telecom Partners II, L.P.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation by the Audit Committee, the Board has selected Arthur Andersen LLP to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. Arthur Andersen has served as the Company's independent auditors since December 19, 1996.

     A representative of Arthur Andersen is expected to be present at the meeting and will be available to answer questions and will be given the opportunity to make a statement, if desired.

FEES BILLED TO THE COMPANY BY ARTHUR ANDERSEN LLP

  Audit Fees

     Arthur Andersen LLP has billed the Company $318,250, in the aggregate, for professional services in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2000.

  Financial Information Design and Implementation Fees

     The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees

     Arthur Andersen has billed the Company $547,039, in the aggregate, for all other services, including tax-related services, during the fiscal year ended December 31, 2000.

                             AUDIT COMMITTEE REPORT

     The Board adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of The Nasdaq Stock Market's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and Arthur Andersen LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee has also discussed with Arthur Andersen LLP the matters required to be discussed pursuant to SAS No. 61 and SAS 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Arthur Andersen LLP its independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Arthur Andersen is compatible with maintaining its independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the U.S. Securities and Exchange Commission.

                                            THE AUDIT COMMITTEE OF THE BOARD
                                            Blair P. Whitaker (Chairman)
                                            R. David Spreng
                                            Stephen W. Schovee

                                 ANNUAL REPORT

     Our Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2000, accompanies this proxy statement.

                                 OTHER MATTERS

     The Board knows of no other matters to be acted upon at the meeting.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at our 2002 annual meeting of stockholders and to be considered for inclusion in our proxy and proxy statement related to the 2002 annual meeting must be received by our Secretary by December 31, 2001. Additionally, the Company's Bylaws provide that any stockholder wishing to bring any business before an annual meeting must have given timely notice in proper written form to our Secretary not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, to be timely the stockholder notice must be received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For our 2002 annual meeting, notice must be received by March 16, 2002. Our proxy for the 2002 annual meeting will grant discretionary authority to the person(s) named therein to exercise their voting discretion with respect to any proposals received by us after March 16, 2002. Any stockholder wishing to submit a proposal at the 2002 annual meeting must also comply with (i) certain provisions of our Bylaws and Certificate of Incorporation, (ii) the rules and regulations of the Securities and Exchange Commission then in effect, and (iii) Delaware law. We will provide, without charge, a copy of our Certificate of Incorporation and Bylaws to any holder of record of our common stock. Notices regarding stockholder proposals and requests for copies of our Certificate of Incorporation and Bylaws should be directed to: Secretary, Allied Riser Communications Corporation, 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201.

                                            By Order of the Board of Directors

                                            /s/ RIED ZULAGER
                                            RIED R. ZULAGER
                                            Corporate Secretary

Dallas, Texas
April 27, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                    ALLIED RISER COMMUNICATIONS CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the board of directors to be known as the audit committee. The committee shall consist of at least three members who shall be able to read and understand fundamental financial statements and who shall possess such other criterion as may be required by any stock exchange on which the Company is listed. By June 14, 2001, the audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

     It shall be the policy of the Company that its independent auditors shall ultimately be accountable to the board of directors and the audit committee thereof.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review, evaluate and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries, and together with the board of directors, as necessary and appropriate, replace the independent auditor.

     - The audit committee shall have the authority to approve the compensation of the independent auditor.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Receive in connection with each committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of the management present to discuss the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources and succession planning within the company.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

INDEPENDENT AUDITOR

     The audit committee shall ensure that the independent auditor submits a formal written statement regarding relationships and services which may affect the independent auditor's objectivity and independence (consistent with Independent Standards Board No. 1, Independence Discussions with Audit Committees), discuss any relevant matters with the independent auditor, and if so determined by the audit committee, recommend that the board take appropriate action to address the independence of the auditor.

PROXY                                                                      PROXY


                     ALLIED RISER COMMUNICATIONS CORPORATION


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 2001


         The undersigned hereby appoints Quentin E. Bredeweg and Michael R. Carper, each with power to act without the other and with full power of substitution and resubstitution, as proxies to vote, as designated herein, all stock of Allied Riser Communications Corporation owned by the undersigned at the 2001 Annual Meeting of Stockholders to be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201 on Thursday, June 14, 2001, at 10:00 a.m. Central Daylight Time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE PROCEDURES FOR TELEPHONE OR INTERNET VOTING.

(Continued and to be signed and dated on reverse side)

             PLEASE MARK YOUR VOTES AS INDICATED IN THE EXAMPLE [X]

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE DIRECTORS LISTED BELOW

                                                                 For all nominees
                                                                   listed below     Withhold authority to
                                                                 (except as marked  vote for all nominees
                                                                  to the contrary)       listed below
        1. Election as Directors of the two nominees listed below:

        01  Gerald K. Dinsmore                                           [ ]                 [ ]
        02  R. David Spreng                                              [ ]                 [ ]


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
                                                  ---------------------------

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF
THE NOMINEES NAMED AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER
MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.


                                    If you are interested in receiving proxy
                                    materials and the annual report
                                    electronically in the future, please mark
                                    this box:                                     [ ]

                                    If you plan to attend the Annual Meeting,
                                    please mark this box:                         [ ]

                                    Dated _____________________________, 2001


                                    -----------------------------------------


                                    -----------------------------------------
                                            Signature of Stockholder

Please sign exactly as your name appears hereon and mail this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

Allied Riser Communications Corporation encourages you to take advantage of convenient ways by which you can vote your shares on matters to be covered at the 2001 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.


TO VOTE OVER THE INTERNET:

         - Have your proxy card in hand when you access the web site.

           Log on to the Internet and go to the web site
           HTTP://WWW.PROXYVOTING.COM/ARCC 24 hours a day, 7 days a week.

         - You will be prompted to enter your control number printed in the box below.

         - Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:

         - Have your proxy card in hand when you call.

         - On a touch-tone telephone call 1-800-840-1208, 24 hours a day, 7 days a week.

         - You will be prompted to enter your control number printed in the box below.

         - Follow the recorded instructions.

TO VOTE BY MAIL:

         - Mark, sign and date your proxy card.

         - Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE YOUR SHARES ELECTRONICALLY OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL YOUR PROXY CARD TO THE COMPANY.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                       2